HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com
HERSHA HOSPITALITY TRUST ANNOUNCES
FULL YEAR AND FOURTH QUARTER 2019 RESULTS
•South Florida Portfolio Fourth Quarter RevPAR Growth of 17.7%
•Disposition of Mature Hotels for Total Asset Value of $144 Million
◦Sale of Miami & NYC Hotels at Attractive EBITDA Multiple
◦Sale of Boston Joint Venture Interest
◦Proceeds to be Utilized to Reduce Leverage

Philadelphia, PA, February 24, 2020 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality upscale, luxury and lifestyle hotels in urban gateway markets and coastal destinations, today announced results for the full-year and fourth quarter ended December 31, 2019.

Full-Year and Fourth Quarter 2019 Financial Results

Net loss applicable to common shareholders was approximately ($27.8 million), or ($0.74) per diluted common share, in 2019, compared to net loss applicable to common shareholders of approximately ($14.2 million), or ($0.38) per diluted common share, in 2018. The decrease in full year 2019 net income and net income per diluted common share was primarily due to $13.4 million in insurance recoveries during 2018 and to a lesser degree, weaker fundamental operating results in several core markets.

Net loss applicable to common shareholders was ($9.3 million), or ($0.24) per diluted common share, in fourth quarter 2019, compared to net loss applicable to common shareholders of approximately ($3.4 million), or ($0.09) per diluted common share, in fourth quarter 2018. The decrease in fourth quarter 2019 net income and net income per diluted common share is in part due to $1.5 million in insurance recoveries during the fourth quarter 2018.

AFFO in the fourth quarter 2019 decreased by $4.5 million, or 17.0%, to $21.9 million, compared to $26.4 million in the fourth quarter 2018. AFFO per diluted common share and OP Unit in the fourth quarter 2019 was $0.51. An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to GAAP net income, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “The fourth quarter and the full year 2019 proved to be a challenging operating environment for our industry, as the willingness and desire to travel from all segments was muted by increased uncertainty around economic policy, corporate confidence, geopolitical issues and new hotel supply deliveries. We were encouraged by pockets of strength at the end of the year that have carried into the first quarter, which allows us to remain constructive on our portfolio growth for 2020. Our fourth quarter results were highlighted by our South Florida portfolio, which generated 17.7% RevPAR growth led by the Cadillac Hotel & Beach Club, which saw an increase in occupancy and rate following its first full-year of operation after its holistic transformation in 2018.

The Miami Beach market also generated sequential rate growth to end the year, as both November and December saw low-to-mid-single-digit RevPAR growth and the momentum has continued into 2020 with strong results in January in addition to significant demand surrounding the Super Bowl. Miami is forecasted to be one of the highest rated lodging markets of the top-25 MSAs in 2020 and our portfolio is well positioned to advantageously capture this increased demand.”

Mr. Shah continued, “We also put the strategies we referenced on our third quarter earnings call into motion: cost containment initiatives implemented at the property and corporate levels to curtail expenses and accretive asset sales to reduce our leverage profile. During the first quarter of 2020, we entered into binding sales contracts for two consolidated hotels and two unconsolidated joint venture assets for a total asset value of $144.0 million which will result in $97.0 million of debt reduction. As we look out into 2020, we expect the lodging environment to remain challenging but our portfolio-specific growth drivers, more robust convention calendars in our markets and aggressive asset and revenue management strategies should allow us to outperform the sector.”

Fourth Quarter 2019 Operating Results

Revenue per available room (“RevPAR”) at the Company's 37 comparable hotels decreased 1.4% to $182.91 in the fourth quarter 2019. The Company’s average daily rate (“ADR”) for the comparable hotel portfolio decreased 1.8% to $228.78, while occupancy grew 28 basis points to 79.9%. ADR-driven RevPAR loss for the quarter resulted in EBITDA margin loss of 160 basis points to 32.0%.

Markets

Our South Florida portfolio was our best performing cluster in the fourth quarter, growing RevPAR by 17.7% and outperforming the market by close to 1,700 basis points. Our portfolio was led by The Cadillac Hotel & Beach Club which benefitted from its first full-year of operation growing RevPAR by 43.7% to $179.81 driven by 8.8% ADR growth and 1,723 basis points of occupancy increase to 71.0%. We also saw robust occupancy across the rest of our South Florida cluster as the peak season got off to a strong start with increased visitation around notable events such as Art Basel and New Year’s Week.

Our Washington, DC portfolio reported strong results again this quarter registering 4.9% RevPAR growth driven by 3.8% ADR growth. At the newest hotel in our portfolio, the Annapolis Waterfront Hotel, a shift in sales strategy resulted in 20.5% RevPAR growth with 876 basis points of occupancy growth and a 5.3% rate increase. In Dupont Circle, the St. Gregory continued to benefit from its renovation in 2018 with RevPAR growth of 10.4% on 7.0% ADR growth while occupancy increased 224 basis points to 74.2%.

The Boston market was significantly hampered by a difficult year-over-year comparison and new supply deliveries in the fourth quarter. Our portfolio’s 6.6% RevPAR loss outperformed the market by approximately 500 basis points. The Boston market was significantly hampered by a difficult year-over-year comparison and new supply deliveries in the fourth quarter. Our portfolio’s 6.6% RevPAR loss outperformed the market by approximately 500 basis points. The market was equally challenging in Manhattan this quarter as our cluster generated a 6.9% RevPAR loss exclusively driven by ADR as occupancy remained very strong at 95.3%. The market saw a notable impact from the Jewish Holidays shift into October as well as the shortened holiday season with Thanksgiving falling a week later than prior years.

Financing

As of December 31, 2019, the Company maintained significant financial flexibility with approximately $27.0 million of cash and cash equivalents and ample capacity on the Company’s $250 million senior unsecured revolving line of credit. As of December 31, 2019, 89.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps. The Company’s total consolidated debt had a weighted average interest rate of approximately 3.94% and a weighted average life-to-maturity of approximately 3.8 years.

Subsequent Dispositions
In the first quarter 2020, the Company entered into binding sales contracts for two consolidated hotels and two unconsolidated joint venture assets for a total asset value of $144.0 million which will result in $97.0 million of debt reduction. These agreements include the Blue Moon Hotel on Miami Beach for $30.0 million, the Duane Street Hotel in New York City for $20.0 million and the exit of the 50% ownership in two South Boston hotels: Courtyard South Boston and Holiday Inn Express South Boston for $94.0 million.

The sale price of the Blue Moon Hotel represents a trailing twelve-month economic capitalization rate of 1.7% and a hotel EBITDA multiple of 43.3x. The sale price of the Duane Street Hotel represents a trailing twelve-month economic capitalization rate of 3.8% and a hotel EBITDA multiple of 21.7x. Additionally, the sale price of the South Boston portfolio represents a blended trailing twelve-month economic capitalization rate of 4.9% and a hotel EBITDA multiple of 17.7x. The sale of these 4 hotels will result in taxable gains of approximately $31.0 million.

The transactions are anticipated to close by the end of the second quarter 2020. The transactions are anticipated to close by the end of the second quarter 2020. The transactions remain subject to customary closing conditions and no assurance can be given that these transactions will close within the expected time frame, or at all.

Dividends

Hersha paid a cash dividend of $0.4297 per Series C Preferred Share, $0.40625 per Series D Preferred Share, and $0.40625 per Series E Preferred Share for the fourth quarter ending December 31, 2019. The preferred share dividends were paid January 15, 2020 to holders of record as of January 1, 2020.

The Company also declared cash dividends totaling $0.28 per common share and per limited partnership unit for the fourth quarter ending December 31, 2019. These common share dividends and limited partnership unit distributions were paid January 15, 2020 to holders of record as of January 3, 2020.

First Quarter and Full-Year 2020 Outlook

The Company is providing its operating and financial expectations for the first quarter and full-year 2020. The Company’s expectations do not take into account the effects of Coronavirus nor build in acquisitions, previously announced dispositions, or capital market activities for 2020. Based on management’s current outlook for its hotels and the markets in which it operates, the Company’s 2020 expectations are as follows:

	Q1 '20 Outlook		2020 Outlook
($'s in millions except per share amounts)	Low	High	Low	High
Net income Applicable to Common Shareholders	$(16.5)	$(14.5)	$(33.0)	$(28.0)
Net income per share	$(0.42)	$(0.37)	$(0.84)	$(0.71)

Comparable Property RevPAR Growth	0.0%	2.0%	0.0%	2.0%
Comparable Property EBITDA Margin Growth	0.50%	1.25%	(0.5)%	0.5%

Adjusted EBITDA	$25.5	$27.5	$165.0	$170.0

Adjusted FFO	$6.0	$8.0	$87.0	$92.0
Adjusted FFO per share	$0.14	$0.19	$2.02	$2.13
*For detailed reconciliations of the Company’s 2020 operating expectations, please see “Reconciliation of Non-GAAP Financial Measures Included in 2020 Outlook”

Fourth Quarter 2019 Conference Call

The Company will host a conference call to discuss these results at 9:00 AM Eastern Time on Tuesday, February 25, 2020. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at
www.hersha.com. The conference call can be accessed by dialing 1-888-317-6003 or 1-412-317-6061 for international participants and entering the passcode 1849316 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 AM Eastern Time on Tuesday, February 25, 2020, through 11:59 PM Eastern Time on Tuesday, March 24, 2020. The replay can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international participants. The passcode for the replay is 10137758. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale, luxury and lifestyle hotels in urban gateway markets and resort destinations. The Company's 48 hotels totaling 7,644 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT”.
Non-GAAP Financial Measures
Common key performance metrics utilized by the lodging industry are occupancy, average daily rate ("ADR"), and revenue per available room ("RevPAR"). Occupancy is calculated as the percentage total rooms sold compared to rooms available to be sold, while ADR measures the average rate earned per occupied room, calculate as total room revenue divided by total rooms sold. RevPAR is a derivative of these two metrics which shows the total room revenue earned per room available to be sold. Management uses these metrics in comparison to other hotels in our self-defined competitive peer set within proximity to each of our hotel properties.

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDAre, Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2020 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, AFFO, AFFO per weighted average common share and OP Units outstanding, consolidated and comparable RevPAR growth and consolidated and comparable Hotel EBITDA margin growth, economic and other assumptions underlying the Company’s 2020 outlook and assumptions regarding the impact to international and domestic business and leisure travel pertaining to any outbreak of disease, economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, and the Company’s ability to increase margins, including hotel EBITDA margins. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of February 24, 2020, and the Company undertakes no duty to update this information unless required by law.

HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	December 31, 2019	December 31, 2018
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,975,973	$2,026,659
Investment in Unconsolidated Joint Ventures	8,446	4,004
Cash and Cash Equivalents	27,012	32,598
Escrow Deposits	9,973	8,185
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $0 and $188	9,213	10,241
Due from Related Parties	6,113	3,294
Intangible Assets, Net of Accumulated Amortization of $6,545 and $7,308	2,137	13,644
Right of Use Asset	45,384	—
Other Assets	38,177	40,005
Total Assets	$2,122,428	$2,138,630

Liabilities and Equity:
Line of Credit	$48,000	$10,000
Unsecured Term Loan, Net of Unamortized Deferred Financing Costs	697,183	698,202
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	50,736	50,684
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	332,280	334,145
Lease Liability	54,548	—
Accounts Payable, Accrued Expenses and Other Liabilities	47,626	70,947
Dividends and Distributions Payable	17,058	17,129
Total Liabilities	$1,247,431	$1,181,107

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$3,196	$2,708

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at December 31, 2019 and December 31, 2018, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at December 31, 2019 and December 31, 2018; 38,652,650 and 39,458,626 Shares Issued and Outstanding at December 31, 2019 and December 31, 2018, respectively	387	395
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at December 31, 2019 and December 31, 2018	—	—
Accumulated Other Comprehensive (Loss) Income	1,010	4,227
Additional Paid-in Capital	1,144,808	1,155,776
Distributions in Excess of Net Income	(338,695)	(267,740)
Total Shareholders' Equity	807,657	892,805

Noncontrolling Interests - Common Units and LTIP Units	64,144	62,010

Total Equity	871,801	954,815

Total Liabilities and Equity	$2,122,428	$2,138,630

HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenues:
Hotel Operating Revenues:
Room	$105,324	$105,409	$424,698	$397,907
Food & Beverage	17,028	18,379	65,379	64,546
Other Operating Revenues	10,241	8,884	39,591	31,225
Total Hotel Operating Revenues	132,593	132,672	529,668	493,678
Other Revenue	78	1,064	292	1,385
Total Revenues	132,671	133,736	529,960	495,063
Operating Expenses:
Hotel Operating Expenses:
Room	23,385	22,747	93,488	88,663
Food & Beverage	13,393	14,465	52,820	52,122
Other Operating Revenues	42,856	41,901	171,128	158,064
Total Hotel Operating Expenses	79,634	79,113	317,436	298,849
Gain on Insurance Settlements	—	(1,508)	—	(13,424)
Property Losses in Excess of Insurance Recoveries	12	—	12	775
Hotel Ground Rent	1,129	623	4,581	4,228
Real Estate and Personal Property Taxes and Property Insurance	9,490	9,841	38,601	35,194
General and Administrative	3,756	3,727	15,628	15,445
Share Based Compensation	3,362	4,639	10,803	11,436
Acquisition and Terminated Transaction Costs	—	19	—	29
Depreciation and Amortization	24,345	23,467	96,529	89,831
Total Operating Expenses	121,728	119,921	483,590	442,363

Operating Income	10,943	13,815	46,370	52,700
Interest Income	46	46	253	114
Interest Expense	(13,047)	(12,833)	(52,205)	(48,491)
Other Expense	(255)	(183)	(584)	(901)
Gain on Disposition of Hotel Properties	—	745	—	4,148
Loss on Debt Extinguishment	(15)	—	(280)	(22)
(Loss) Income before Results from Unconsolidated Joint Venture Investments and Income Taxes	(2,328)	1,590	(6,446)	7,548
Income from Unconsolidated Joint Venture Investments	173	166	691	1,084

(Loss) Income before Income Taxes	(2,155)	1,756	(5,755)	8,632
Income Tax (Expense) Benefit	(1,876)	933	(92)	(267)
Net (Loss) Income	(4,031)	2,689	(5,847)	8,365
Loss (Income) Allocated to Noncontrolling Interests
Common Units	812	240	2,366	916
Consolidated Joint Venture	—	(241)	(188)	709
Preferred Distributions	(6,043)	(6,043)	(24,174)	(24,174)

Net Loss Applicable to Common Shareholders	$(9,262)	$(3,355)	$(27,843)	$(14,184)

Earnings per Share:
BASIC
Net Loss Applicable to Common Shareholders	$(0.24)	$(0.09)	$(0.74)	$(0.38)
DILUTED
Net Loss Applicable to Common Shareholders	$(0.24)	$(0.09)	$(0.74)	$(0.38)

Weighted Average Common Shares Outstanding:
Basic	38,516,879	39,334,877	38,907,894	39,383,763
Diluted	38,516,879	39,334,877	38,907,894	39,383,763

Non-GAAP Measures
FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•deducting or adding back income tax benefit or expense;
•adding back non-cash share based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back contingent considerations;
•adding back amortization of discounts, premiums, and deferred financing costs;
•adding back amortization of amended interest rate swap liability;
•adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•adding back state and local tax expense related to prior period assessment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Net loss applicable to common shares	$(9,262)	$(3,355)	$(27,843)	$(14,184)
(Loss) income allocated to noncontrolling interest	(812)	1	(2,178)	(1,625)
Income from unconsolidated joint ventures	(173)	(166)	(691)	(1,084)
Gain on disposition of hotel properties	—	(745)	—	(4,148)
Depreciation and amortization	24,345	23,467	96,529	89,831
Funds from consolidated hotel operations applicable to common shares and Partnership units	14,098	19,202	65,817	68,790

Income from unconsolidated joint venture investments	173	166	691	1,084
Unrecognized pro rata interest in (loss) income of unconsolidated joint venture	(582)	101	(4,246)	(4,115)
Depreciation and amortization of difference between purchase price and historical cost	23	24	96	94
Interest in depreciation and amortization of unconsolidated joint ventures	1,355	1,255	5,234	4,536
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	969	1,546	1,775	1,599

Funds from Operations applicable to common shares and Partnership units	15,067	20,748	67,592	70,389
Add:
Income tax expense (benefit)	1,876	(933)	92	267
Non-cash share based compensation expense	3,362	4,639	10,803	11,436
Straight-line amortization of lease expense	150	(282)	603	847
Acquisition and terminated transaction costs	—	19	—	29
Amortization of discounts, premiums, and deferred financing costs	441	451	1,758	1,780
Amortization of amended interest rate swap liability	775	—	851	—
Deferred financing costs and debt premium written off in debt extinguishment	15	—	280	22
Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	202	326	807	3137
Interest in unconsolidated joint venture write off of prior period receivable and accrual of prior period charges	356	—	526	—
Loss on remediation of hurricane damage, excluding impairment of depreciable assets	12	—	12	775
Operating loss incurred on non-operating properties	118	598	929	6,098
State and local tax expense related to reassessment of prior period assessment	(433)	812	(50)	572

Adjusted Funds from Operations	$21,941	$26,378	$84,203	$95,352

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.51	$0.61	$1.94	$2.20

Diluted Weighted Average Common Shares and Partnership Units Outstanding	42,974,693	43,379,822	43,390,093	43,411,274

EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income (loss)	$(4,031)	$2,689	$(5,847)	$8,365
Income from unconsolidated joint ventures	(173)	(166)	(691)	(1,084)
Interest expense	13,047	12,833	52,205	48,491
Non-operating interest income	(46)	(46)	(253)	(114)
Income tax expense (benefit)	1,876	(933)	92	267
Depreciation and amortization	24,345	23,467	96,529	89,831
EBITDA from consolidated hotel operations	35,018	37,844	142,035	145,756
Gain on disposition of hotel properties	—	(745)	—	(4,148)
Property losses in excess of insurance recoveries and impairment of assets	12	—	12	775
EBITDAre from consolidated hotel operations	35,030	37,099	142,047	142,383
Income from unconsolidated joint venture investments	173	166	691	1,084
Unrecognized pro rata interest in (loss) income of unconsolidated joint venture	(582)	101	(4,246)	(4,115)
Depreciation and amortization of difference between purchase price and historical cost	23	24	96	94
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	3,315	3,344	13,491	12,108
EBITDAre from unconsolidated joint venture operations	2,929	3,635	10,032	9,171
EBITDAre	37,959	40,734	152,079	151,554
Non-cash share based compensation expense	3,362	4,639	10,803	11,436
Straight-line amortization of lease expense	150	(282)	603	847
Acquisition and terminated transaction costs	—	19	—	29
Deferred financing costs and debt premium written off in debt extinguishment	15	—	280	22
Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	202	326	807	3,137
Interest in unconsolidated joint venture write-off of prior period receivable and accrual of prior period charges	356	—	526	—
Net operating loss incurred on non-operating properties	118	598	929	6,098
State and local tax expense related to reassessment of prior period assessment	(433)	812	(50)	572
Adjusted EBITDA	$41,729	$46,846	$165,977	$173,695

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Operating income	$10,943	$13,815	$46,370	$52,700
Other revenue	(78)	(1,064)	(292)	(1,385)
Gain on insurance settlement	—	(1,508)	—	(13,424)
Property losses in excess of insurance recoveries	12	—	12	775
Depreciation and amortization	24,345	23,467	96,529	89,831
General and administrative	3,756	3,727	15,628	15,445
Share based compensation	3,362	4,639	10,803	11,436
Acquisition and terminated transaction costs	—	19	—	29
Straight-line amortization of ground lease expense	150	(282)	603	847
State and local tax expense related to reassessment of prior period assessment	(433)	812	(50)	572
Other	401	(270)	83	(619)

Hotel EBITDA	$42,458	$43,355	$169,686	$156,207

Reconciliation of Non-GAAP Financial Measures Included in 2019 Outlook

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	Q1 2020 Outlook
(in millions, except per share data)	Low	High
Net loss applicable to common shareholders	$(16.5)	$(14.5)
Loss allocated to noncontrolling interests	(1.3)	(1.2)
Income from unconsolidated joint ventures	0.3	0.2
Depreciation and amortization	24.7	24.7
Funds from consolidated hotel operations applicable to common shares and Partnership units	7.2	9.2

Loss from unconsolidated joint venture investments	(0.3)	(0.2)
Depreciation and amortization of difference between purchase price and historical cost	0.02	0.02
Interest in depreciation and amortization and Unrecognized pro rata interest in loss	(1.2)	(1.2)
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(1.5)	(1.4)

Funds from Operations applicable to common shares and Partnership units	5.7	7.8

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.2	0.2
Non-cash share based compensation expense	1.7	1.7
Straight-line amortization of ground lease expense	0.2	0.2
Income tax benefit	(2.8)	(3.1)
Amortization of deferred financing costs	0.4	0.4
Amortization of amended interest rate swap liability	1.0	1.0
Other	(0.4)	(0.2)
Adjusted Funds from Operations	$6.0	$8.0

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.14	$0.19

Adjusted EBITDA
	Q1 2020 Outlook
($'s in millions)	Low	High
Net loss applicable to common shareholders	$(16.5)	$(14.5)
Loss allocated to noncontrolling interests	(1.3)	(1.2)
Preferred distributions	6.0	6.0
Net loss	(11.8)	(9.7)
Income from unconsolidated joint ventures	0.3	0.2
Interest expense	12.9	12.9
Non-operating interest income	(0.05)	(0.05)
Income tax expense	(2.8)	(3.1)
Depreciation and amortization	24.7	24.7
EBITDAre from consolidated hotel operations	23.3	25.0

Loss from unconsolidated joint venture investments	(0.3)	(0.2)
Add:
Depreciation and amortization of difference between purchase price and historical cost	0.02	0.02
Adjustment for interest in interest expense, depreciation and amortization, and unrecognized pro rata interest in (loss) income	0.7	0.7
EBITDAre from unconsolidated joint venture hotel operations	0.4	0.5

EBITDAre	23.7	25.5

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.2	0.2
Non-cash share based compensation expense	1.7	1.7
Straight-line amortization of ground lease expense	0.2	0.2
Other	(0.3)	(0.1)
Adjusted EBITDA	$25.5	$27.5

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	FY 2020 Outlook
(in millions, except per share data)	Low	High
Net loss applicable to common shareholders	$(33.0)	$(28.0)
Loss allocated to noncontrolling interests	(2.7)	(2.3)
Income from unconsolidated joint ventures	(0.4)	(0.5)
Depreciation and amortization	98.7	98.7
Funds from consolidated hotel operations applicable to common shares and Partnership units	62.6	67.9

Income from unconsolidated joint venture investments	0.4	0.5
Depreciation and amortization of difference between purchase price and historical cost	0.1	0.1
Interest in depreciation and amortization and Unrecognized pro rata interest in income	2.5	2.5
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	3.0	3.1

Funds from Operations applicable to common shares and Partnership units	65.6	71.0

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.8	0.8
Non-cash share based compensation expense	9.8	9.8
Straight-line amortization of ground lease expense	0.6	0.6
Income tax expense	3.9	4.0
Amortization of deferred financing costs	1.8	1.8
Amortization of amended interest rate swap liability	4.0	4.0
Other	0.5	0.0
Adjusted Funds from Operations	$87.0	$92.0

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$2.02	$2.13

Adjusted EBITDA
FY 2020 Outlook
($'s in millions)	Low	High
Net loss applicable to common shareholders	$(33.0)	$(28.0)
Loss allocated to noncontrolling interests	(2.7)	(2.3)
Preferred distributions	24.2	24.2
Net Loss	(11.5)	(6.1)
Loss from unconsolidated joint ventures	(0.4)	(0.5)
Interest expense	51.8	51.8
Non-operating interest income	(0.2)	(0.2)
Income tax expense	3.9	4
Depreciation and amortization	98.7	98.7
EBITDAre from consolidated hotel operations	142.3	147.7

Income from unconsolidated joint venture investments	0.4	0.5
Add:
Depreciation and amortization of difference between purchase price and historical cost	0.1	0.1
Adjustment for interest in interest expense, depreciation and amortization, and unrecognized pro rata interest in (loss) income	10.0	10.0
EBITDAre from unconsolidated joint venture hotel operations	10.5	10.6

EBITDAre	152.8	158.3

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.8	0.8
Non-cash share based compensation expense	9.8	9.8
Straight-line amortization of ground lease expense	0.6	0.6
Other	1.0	0.5
Adjusted EBITDA	$165.0	$170.0

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Greg Costa, Manager of Investor Relations & Finance
Phone: 215-238-1046